UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(D) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2007

_______________________

RADIAL ENERGY INC.
(Exact name of registrant as specified in its charter)
_______________________

Nevada	333-113726	72-1580091
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1200 Smith Street, Suite 1600
Houston, Texas 77002
(Address of principal executive offices, including zip code)

(713) 353-4963
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective on May 17, 2007, we entered into a Master Securities Amendment Agreement (the “Amendment Agreement”) with Cornell Capital Partners, LP, which terminated the transaction documents in connection with our October 2006 private placement secured convertible debentures and provided certain terms as described herein. We previously disclosed the material terms of the private placement and the transaction documents, including the Investor Registration Rights Agreement, the Security Agreement, and the Pledge and Escrow Agreement in our Form 8-K filed on October 6, 2006, which is incorporated herein by reference. The Amendment Agreement provides that we shall redeem the outstanding secured convertible debentures from Cornell Capital Partners by paying Cornell Capital Partners an amount equal to the principal amount of the outstanding debentures (an aggregate of $3,500,000), plus a redemption premium equal to 18% of the principal amount being redeemed, and accrued interest, within 90 days of the date of the Amendment Agreement. All of the transaction documents are also effectively terminated as of the date of the Amendment Agreement, provided that, the warrants we previously issued to Cornell Capital Partners remain in full force and effect and that we agreed to register the shares underlying the warrants in a “piggy-back” registration for the benefit of Cornell Capital Partners. Pursuant to the terms of the Amendment Agreement, Cornell Capital Partners also waived any penalties and liabilities related to our obligations under the Investor Registration Rights Agreement.

The Amendment Agreement is attached to this report as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1	Master Securities Amendment Agreement by and among the Registrant, Cornell Capital Partners, David Gonzales as escrow agent, and Transfer Online dated May 17, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIAL ENERGY, INC.

Dated: May 18, 2007	By:	/s/ G. Leigh Lyons
G. Leigh Lyons, President, Chief Executive Officer, and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Master Securities Amendment Agreement by and among the Registrant, Cornell Capital Partners, David Gonzales as escrow agent, and Transfer Online dated May 17, 2007.